UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – February 18, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to 364-Day Revolving Credit Agreement and Second Amendment to Amended and Restated Multi-Year Revolving Credit Agreement

On February 18, 2016, Questar Corporation (the “Company”) as borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto entered into the First Amendment to 364-Day Revolving Credit Agreement the (“364-Day Amendment”) and the Second Amendment to Amended and Restated Multi-Year Revolving Credit Agreement (the “Multi-Year Amendment” and, together with the 364-Day Amendment, the “Amendments”). The Amendments change the definition of Change of Control under the Company’s 364-Day Revolving Credit Agreement and the Company’s Amended and Restated Multi-Year Revolving Credit Agreement (together, the “Credit Agreements”) to allow for the continuation of the Credit Agreements for 30 days after the completion of the proposed merger of the Company with a subsidiary of Dominion Resources, Inc. (the “Proposed Merger”). Specifically, the Amendments provide that the proposed merger will not constitute a change of control until 30 days after the consummation of the Proposed Merger. In addition, the Amendments modify the pricing grids in the Credit Agreements to recognize Issuer Ratings since the rating agencies withdrew Questar's long-term debt ratings with the payoff of its outstanding long-term debt on February 1, 2016.

The foregoing description of the 364-Day Amendment and the Multi-Year Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibit 10.1 and Exhibit 10.2 to this report, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Amendment to 364-Day Revolving Credit Agreement
10.2	Second Amendment to the Multi-Year Revolving Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

February 18, 2016	/s/ Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
10.1	Amendment to 364-Day Revolving Credit Agreement
10.2	Second Amendment to the Multi-Year Revolving Credit Agreement

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